www.ironmountain.com Supplemental Financial Information Second Quarter 2017 Unaudited

www.ironmountain.com Selected metric definitions are available in the Appendix Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will discuss (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO NAREIT”), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents). Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition property, plant and equipment (including of real estate) and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

www.ironmountain.com Selected metric definitions are available in the Appendix All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Section I - Company Profile 4 Section II - Financial Highlights and Guidance 5 - 6 Section III - Operating Metrics 7 - 11 Section IV - Balance Sheets, Statements of Operations and Reconciliations 12 - 20 Section V - Storage Net Operating Income and EBITDA, and Service Business EBITDA 21 - 23 Section VI - Real Estate Metrics 24 - 29 Section VII - Debt Schedule and Capitalization 30 - 31 Section VIII - Capital Expenditures and Investments 32 - 33 Section IX - Components of Value 34 Section X - Appendix and Definitions 35 - 45

IRON MOUNTAIN®
Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding annualized revenue of approximately $3.8 billion. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. As of 6/30/17, Iron Mountain served more than 230,000 customers, including approximately 95% of the Fortune 1000, and no single customer accounted for more than 1% of revenues, or 2% of volume. Iron Mountain provides storage and information management services in 52 countries on six continents, storing approximately 680 million cubic feet of records in a portfolio of more than 1,400 facilities totaling more than 85 million square feet of space. The company employs more than 24,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by consistent storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are in early stages of outsourcing their storage of physical documents.

Strong Track Record of Storage Rental Revenue Growth


$2,143M
27-year Compound Annual Growth Rate 16.5%
'89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16

Countries Served



Diversification of Total Revenues

(As of 6/30/2017)


Region
18%
8%
7%
67%
North America
Europe(1)
Latin America
Asia
Mix
38%
62%
Storage
Service
Product
14%
10%
10%
66%
Records Mgmt
Data Protection
Shredding
Other(2)

(1) Includes South Africa.
(2) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
4

IRON MOUNTAIN

Financial Highlights

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Storage Rental	$538,682	$590,239	9.6%	$999,893	$1,162,518	16.3%
Service	345,066	359,567	4.2%	634,545	726,164	14.4%
Total Revenues	**$883,748**	**$949,806**	**7.5%**	**$1,634,438**	**$1,888,682**	**15.6%**
Gross Profit	$488,099	$535,522	9.7%	$912,684	$1,047,691	14.8%
Gross Margin	55.2%	56.4%	120 bps	55.8%	55.5%	-30 bps
Gross Profit	$488,099	$535,522	9.7%	$912,684	$1,047,691	14.8%
Less: Recall Costs included in Cost of Sales	331	5,073	n/a	331	12,960	n/a
Adjusted Gross Profit	$488,430	$540,595	10.7%	$913,015	$1,060,651	16.2%
Adjusted Gross Profit Margin	55.3%	56.9%	160 bps	55.9%	56.2%	30 bps
Storage and Service Profit and Margin						
Storage Gross Profit	$401,619	$447,313	11.4%	$755,825	$871,719	15.3%
Storage Gross Margin	74.6%	75.8%	120 bps	75.6%	75.0%	-60 bps
Service Gross Profit	$86,812	$93,283	7.5%	$157,190	$188,932	20.2%
Service Gross Margin	25.2%	25.9%	70 bps	24.8%	26.0%	120 bps
Storage Net Operating Income (NOI)(1)	$440,536	$492,121	11.7%	$820,472	$961,268	17.2%
SG&A Costs	$277,077	$237,445	(14.3%)	$484,843	$477,611	(1.5%)
Less: Recall Costs Included in SG&A	$50,081	$14,904	(70.2%)	$68,408	$27,588	(59.7%)
Adjusted SG&A Costs	$226,996	$222,541	(2.0%)	$416,435	$450,023	8.1%
Adjusted SG&A Margin	25.7%	23.4%	-230 bps	25.5%	23.8%	-170 bps
Income (Loss) from Continuing Operations	($14,720)	$83,148	n/a	$48,321	$141,992	n/a
Adjusted EBITDA	$261,434	$318,054	21.7%	$496,580	$610,628	23.0%
Adjusted EBITDA Margin	29.6%	33.5%	390 bps	30.4%	32.3%	190 bps
Reported EPS - Fully Diluted from Continuing Operations	($0.06)	$0.30	n/a	$0.21	$0.53	n/a
Adjusted EPS	$0.24	$0.30	25.0%	$0.55	$0.54	(1.8%)
Net Income (Loss)	($13,133)	$81,122	n/a	$49,908	$139,629	n/a
AFFO(2)	$155,477	$217,082	39.6%	$323,045	$388,019	20.1%
Ordinary Dividends per Share	$0.485	$0.550	13.4%	$0.970	$1.100	13.4%
Weighted Average Fully-diluted Shares Outstanding	246,387	264,930	7.5%	230,029	264,870	15.1%

(1) Please see slide 22 for Storage Net Operating Income reconciliation.
(2) Q2 2016 AFFO has been revised to reflect the new AFFO definition introduced in the Q4 2016 Supplemental Financial Information.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
5

IRON MOUNTAIN®

2017 Guidance Summary(1)

Financial Performance Outlook
$MM (except per share items)

	Implied C$ Growth Reflecting January 2017 FX Rates[2]	
	2017 Guidance	2017 % Change YOY
Revenue[3]	$3,750 - $3,840	8% - 10%
Adjusted EBITDA	$1,250 -$1,280	16% - 19%
Adjusted EPS[4]	$1.15 - $1.25	8% - 18%
AFFO[5]	$715 - $760	8% - 15%

Note:
2017 Guidance assumes:
- Maintenance CapEx and non-real estate investment of $150-$170mm
- Business and acquisitions of customer relationships of $160-$180mm
- Acquisition of FORTRUST datacenter of $128mm

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
(2) The 2017 C$ FX rate was set in January 2017.
(3) Assumes internal storage rental revenue growth of 2.5% to 3.0%.
(4) Assumes full year weighted average shares outstanding of 266mm.
(5) AFFO 2017 Guidance excludes capital expenditures associated with the integration of Recall.

www.ironmountain.com Selected metric definitions are available in the Appendix 6

www.ironmountain.com Selected metric definitions are available in the Appendix Year-over-Year Revenue Growth 7 38.4% 61.6% Service Storage Rental 17.8% 82.2% Service Storage Rental YTD 2017 Revenue YTD 2017 Gross Profit S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n X S e c t i o n I I I S e c t i o n I I S e c t i o n I Revenue Growth Rates Reported 9.6% 4.2% 7.5% 16.3% 14.4% 15.6% Less: Impact of FX Rate Changes and Adjustments (1.0)% (0.9)% (1.0)% (0.7)% (0.6)% (0.6)% Constant Currency 10.6% 5.1% 8.4% 17.0% 15.0% 16.2% Less: Impact of Acquisitions and Dispositions 5.7% 6.3% 5.9% 13.0% 15.4% 13.9% Internal Revenue Growth Rate 4.8% (1.1)% 2.5% 3.9% (0.4)% 2.3% Q2 2017 YTD 2017 Storage Rental Revenue Service Revenue Total Revenue Storage Rental Revenue Service Revenue Total Revenue

Records Management Volume Growth

IRON MOUNTAIN

Total Iron Mountain (676 CuFt MM)

Internal Growth %

Q3-15	Q4-15	Q1-16	Q2-16	Q3-16	Q4-16	Q1-17	Q2-17
1.6%	1.6%	1.6%	1.7%	1.8%	1.7%	1.9%	1.3%



2.7%
1.1%
2.4%
5.7%
-4.5%
-2.1%
2.3%
0.7%
2.5%
5.8%
-4.6%
-2.1%
3.2%
1.6%
2.6%
5.8%
-4.8%
-2.0%
27.6%
25.9%
2.6%
6.0%
-4.8%
-2.1%
29.2%
27.4%
2.7%
6.2%
-4.9%
-2.2%
26.3%
24.6%
2.8%
6.3%
-5.0%
-2.3%
25.0%
23.1%
3.0%
6.4%
-5.0%
-2.4%
2.3%
1.0%
2.3%
5.0%
-4.0%
-2.0%
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)

North America (418 CuFt MM)



1.1%
1.0%
1.7%
4.9%
-4.7%
-1.8%
1.2%
1.0%
1.8%
5.0%
-4.8%
-1.8%
0.5%
0.3%
1.8%
5.0%
-5.0%
-1.7%
11.6%
11.5%
1.7%
5.1%
-5.1%
-1.6%
11.8%
11.4%
1.9%
5.2%
-5.1%
-1.5%
10.6%
10.5%
1.6%
5.0%
-5.1%
-1.5%
11.0%
10.7%
1.9%
5.0%
-5.0%
-1.6%
0.3%
0.3%
1.6%
4.2%
-4.4%
-1.5%
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)

Business Acquisitions / Dispositions(2) | New Sales(3) | New Volume from Existing Customers | Destructions | Outperm/Terms

Percentage of Total Cubic Volume at 6/30/17



North America
Other International
Western Europe
14.1%
24.1%
61.8%



14.1%
24.1%
61.8%

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) Q2-17 cube growth is on a base of Q2-16 total volume adjusted for required regulatory divestments.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

www.ironmountain.com Selected metric definitions are available in the Appendix 8

IRON MOUNTAIN

Records Management Volume Growth

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

Western Europe (95 CuFt MM)


3.9%
0.7%
4.7%
5.3%
-4.6%
-2.2%
3.1%
4.5%
5.1%
-4.4%
-2.1%
3.0%
4.4%
5.0%
-4.1%
-2.3%
37.8%
34.1%
4.8%
5.5%
-3.9%
-2.6%
49.3%
46.1%
4.4%
5.8%
-4.3%
-2.7%
48.4%
45.7%
4.9%
6.3%
-5.8%
-2.7%
49.2%
45.5%
5.7%
6.9%
-6.2%
-2.6%
11.7%
9.2%
4.3%
5.1%
-4.8%
-2.1%
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)

Percentage of Total Cubic Volume at 6/30/17


14.1%
24.1%
61.8%

Other International (163 CuFt MM)


8.4%
1.4%
4.2%
9.6%
-3.6%
-3.3%
6.0%
4.0%
9.5%
-4.2%
-3.2%
14.6%
8.2%
4.5%
9.5%
-4.2%
-3.3%
87.0%
80.2%
4.8%
9.9%
-4.3%
-3.7%
86.9%
80.4%
5.2%
10.5%
-4.6%
-4.5%
75.1%
67.5%
5.9%
11.4%
-4.4%
-5.3%
61.7%
54.6%
5.4%
11.2%
-4.2%
-5.3%
2.8%
3.0%
6.9%
-1.3%
-2.6%
-3.3%
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Q4-16
Q1-17
Q2-17(1)


14.1%
24.1%
61.8%

Business Acquisitions/ Dispositions[2] | New Sales[3] | New Volume from Existing Customers | Destructions | Outperm/Terms

(1) Q2-17 cube growth is on a base of Q2-16 total volume adjusted for required regulatory divestments.
(2) Represents CuFt acquired at close. CuFt activity post close flows through new sales, new volume from existing customers, destructions, outperms / terms as appropriate. Acquisitions/ dispositions reflects business acquisition volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business.
(3) Acquisitions of customer relationships are included in new sales as the nature of these transactions is similar to new customer wins.

www.ironmountain.com

Selected metric definitions are available in the Appendix

9

IRON MOUNTAIN

Quarterly Operating Performance

By Reporting Segment	Q2 Results		% Growth				
	Q2 2016	Q2 2017	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management Business							
Storage Rental	$287,911	$305,168	6.0%	(0.4)%	6.4%	2.7%	3.7%
Service	193,559	204,429	5.6%	(0.6)%	6.2%	4.9%	1.3%
Total Revenues	$481,470	$509,597	5.8%	(0.5)%	6.3%	3.6%	2.7%
Adjusted EBITDA	189,138	220,768					
Adjusted EBITDA Margin	39.3%	43.3%					
NA Data Management Business							
Storage Rental	$69,642	$73,473	5.5%	(0.3)%	5.8%	2.9%	2.9%
Service	33,628	32,522	(3.3)%	(0.3)%	(3.0)%	4.4%	(7.4)%
Total Revenues	$103,270	$105,995	2.6%	(0.3)%	2.9%	3.4%	(0.5)%
Adjusted EBITDA	57,081	56,583					
Adjusted EBITDA Margin	55.3%	53.4%					
Western European Business							
Storage Rental	$71,573	$74,535	4.1%	(8.1)%	12.2%	9.7%	2.5%
Service	46,625	47,331	1.5%	(7.4)%	8.9%	10.6%	(1.7)%
Total Revenues	$118,198	$121,866	3.1%	(7.8)%	10.9%	10.1%	0.8%
Adjusted EBITDA	33,273	36,528					
Adjusted EBITDA Margin	28.2%	30.0%					
Other International Business							
Storage Rental	$98,610	$121,317	23.0%	1.7%	21.3%	14.2%	7.1%
Service	67,059	71,088	6.0%	1.6%	4.4%	9.1%	(4.7)%
Total Revenues	$165,669	$192,405	16.1%	1.6%	14.5%	12.1%	2.4%
Adjusted EBITDA	41,931	56,166					
Adjusted EBITDA Margin	25.3%	29.2%					
Corporate and Other Business							
Storage Rental	$10,946	$15,747	43.9%	0.0%	43.9%	2.6%	41.3%
Service	4,195	4,196	0.0%	0.0%	0.0%	5.4%	(5.4)%
Total Revenues	$15,141	$19,943	31.7%	0.0%	31.7%	3.2%	28.5%
Adjusted EBITDA	(59,989)	(51,991)					
Total							
Storage Rental	$538,682	$590,239	9.6%	(1.0)%	10.6%	5.8%	4.8%
Service	345,066	359,567	4.2%	(0.9)%	5.1%	6.2%	(1.1)%
Total Revenues	$883,748	$949,806	7.5%	(0.9)%	8.4%	5.9%	2.5%
Adjusted EBITDA	261,434	318,054					
Adjusted EBITDA Margin	29.6%	33.5%					

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

10

IRON MOUNTAIN®

Year-to-Date Operating Performance

By Reporting Segment	YTD 2016	YTD 2017	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
	Year-to-Date Results		% Growth				
NA Records and Information Management Business							
Storage Rental	$555,134	$603,351	8.7%	0.0%	8.7%	5.9%	2.8%
Service	371,017	413,843	11.5%	(0.1)%	11.6%	10.4%	1.2%
Total Revenues	$926,151	$1,017,194	9.8%	(0.1)%	9.9%	7.7%	2.2%
Adjusted EBITDA	365,695	430,298					
Adjusted EBITDA Margin	39.5%	42.3%					
NA Data Management Business							
Storage Rental	$134,990	$146,785	8.7%	(0.1)%	8.8%	6.0%	2.8%
Service	64,623	66,160	2.4%	0.0%	2.4%	9.5%	(7.1)%
Total Revenues	$199,613	$212,945	6.7%	0.0%	6.7%	7.1%	(0.4)%
Adjusted EBITDA	110,541	112,495					
Adjusted EBITDA Margin	55.4%	52.8%					
Western European Business							
Storage Rental	$129,392	$146,102	12.9%	(10.4)%	23.3%	21.1%	2.2%
Service	82,682	95,836	15.9%	(10.0)%	25.9%	25.0%	0.9%
Total Revenues	$212,074	$241,938	14.1%	(10.2)%	24.3%	22.6%	1.7%
Adjusted EBITDA	65,219	70,670					
Adjusted EBITDA Margin	30.8%	29.2%					
Other International Business							
Storage Rental	$159,026	$238,932	50.2%	3.8%	46.4%	38.9%	7.5%
Service	107,984	142,714	32.2%	3.9%	28.3%	30.2%	(1.9)%
Total Revenues	$267,010	$381,646	42.9%	3.8%	39.1%	35.3%	3.8%
Adjusted EBITDA	63,507	111,513					
Adjusted EBITDA Margin	23.8%	29.2%					
Corporate and Other Business							
Storage Rental	$21,351	$27,349	28.1%	0.0%	28.1%	2.5%	25.6%
Service	8,239	7,610	(7.6)%	0.0%	(7.6)%	4.1%	(11.7)%
Total Revenues	$29,590	$34,960	18.1%	0.0%	18.1%	2.8%	15.3%
Adjusted EBITDA	(108,382)	(114,348)					
Total							
Storage Rental	$999,893	$1,162,518	16.3%	(0.7)%	17.0%	13.1%	3.9%
Service	634,545	726,164	14.4%	(0.6)%	15.0%	15.4%	(0.4)%
Total Revenues	$1,634,438	$1,888,682	15.6%	(0.6)%	16.2%	13.9%	2.3%
Adjusted EBITDA	496,580	610,628					
Adjusted EBITDA Margin	30.4%	32.3%					

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
11

IRON MOUNTAIN®

Consolidated Balance Sheets

ASSETS	12/31/2016	6/30/2017
Current Assets:		
Cash and Cash Equivalents	$236,484	$291,019
Accounts Receivable, Net	691,249	730,366
Other Current Assets	184,374	184,491
Total Current Assets	1,112,107	1,205,876
Property, Plant and Equipment:		
Property, Plant and Equipment	5,535,783	5,826,538
Less: Accumulated Depreciation	(2,452,457)	(2,651,099)
Property, Plant and Equipment, Net	3,083,326	3,175,439
Other Assets, Net:		
Goodwill	3,905,021	3,988,762
Other Non-current Assets, Net:	1,386,346	1,444,616
Total Other Assets, Net	5,291,367	5,433,378
Total Assets	**$9,486,800**	**$9,814,693**
LIABILITIES AND EQUITY		
Current Liabilities:		
Current Portion of Long-term Debt	$172,975	$423,469
Other Current Liabilities	873,582	1,051,137
Total Current Liabilities	1,046,557	1,474,606
Long-term Debt, Net of Current Portion	6,078,206	6,028,985
Other Long-term Liabilities(1)	425,366	453,805
Total Long-term Liabilities	6,503,572	6,482,790
Total Liabilities	**$7,550,129**	**$7,957,396**
Equity		
Total Stockholders' Equity	$1,936,547	$1,855,788
Noncontrolling Interests	124	1,509
Total Equity	1,936,671	1,857,297
Total Liabilities and Equity	**$9,486,800**	**$9,814,693**

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

(1) Includes redeemable noncontrolling interests of $55mm and $68mm as of December 31, 2016 and June 30, 2017, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 12

IRON MOUNTAIN®

Consolidated Statements of Operations

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Revenues:						
Storage Rental	$538,682	$590,239	9.6%	$999,893	$1,162,518	16.3%
Service	345,066	359,567	4.2%	634,545	726,164	14.4%
Total Revenues	**$883,748**	**$949,806**	**7.5%**	**$1,634,438**	**$1,888,682**	**15.6%**
Operating Expenses:						
Cost of Sales (excluding Depreciation and Amortization)[1]	395,649	414,284	4.7%	721,754	840,991	16.5%
Selling, General and Administrative[2]	277,077	237,445	(14.3)%	484,843	477,611	(1.5)%
Depreciation and Amortization	115,022	128,099	11.4%	202,226	252,806	25.0%
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(626)	(216)	(65.5)%	(1,077)	(675)	(37.3)%
Total Operating Expenses	**787,122**	**779,612**	**(1.0)%**	**1,407,746**	**1,570,733**	**11.6%**
Operating Income (Loss)	**96,626**	**170,194**	**76.1%**	**226,692**	**317,949**	**40.3%**
Interest Expense, Net	74,866	89,966	20.2%	141,928	176,021	24.0%
Foreign Currency Transaction (Gain) / Loss	17,193	20,199	17.5%	4,651	16,035	n/a
Debt Extinguishment Expense	9,283	-	n/a	9,283	-	n/a
Other Expense (Income), Net	(835)	(39,565)	n/a	(230)	(41,765)	n/a
Income (Loss) before Provision (Benefit) for Income Taxes and Gain on Sale of Real Estate	(3,881)	99,594	n/a	71,060	167,658	n/a
Provision (Benefit) for Income Taxes	10,839	18,009	66.2%	22,739	27,229	19.7%
Gain on Sale of Real Estate, Net of Tax	-	(1,563)	n/a	-	(1,563)	n/a
Income (Loss) from Continuing Operations	(14,720)	83,148	n/a	48,321	141,992	n/a
(Loss) Income from Discontinued Operations, Net of Tax	1,587	(2,026)	n/a	1,587	(2,363)	n/a
Net Income (Loss)	(13,133)	81,122	n/a	49,908	139,629	n/a
Less: Net Income (Loss) Attributable to Noncontrolling Interests	835	2,492	n/a	1,102	2,874	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**($13,968)**	**$78,630**	**n/a**	**$48,806**	**$136,755**	**n/a**
Earnings (Losses) per Share - Basic:						
Income (Loss) from Continuing Operations	($0.06)	$0.31	n/a	$0.21	$0.53	n/a
Total Income (Loss) from Discontinued Operations	$0.01	($0.01)	n/a	$0.01	($0.01)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**($0.06)**	**$0.30**	**n/a**	**$0.21**	**$0.52**	**n/a**
Earnings (Losses) per Share - Diluted:						
Income (Loss) from Continuing Operations	($0.06)	$0.30	n/a	$0.21	$0.53	n/a
Total Income (Loss) from Discontinued Operations	$0.01	($0.01)	n/a	$0.01	($0.01)	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	**($0.06)**	**$0.30**	**n/a**	**$0.21**	**$0.52**	**n/a**
Weighted Average Common Shares Outstanding - Basic	246,387	264,217	7.2%	228,957	264,036	15.3%
Weighted Average Common Shares Outstanding - Diluted	246,387	264,930	7.5%	230,029	264,870	15.1%

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) Includes $0.3mm and $5.1mm of Recall Costs in Q2 2016 and Q2 2017, respectively. Also, includes $0.3mm and $13.0mm of Recall Costs in YTD 2016 and YTD 2017, respectively.
(2) Includes $50.1mm and $14.9mm of Recall Costs in Q2 2016 and Q2 2017, respectively. Also, includes $68.4mm and $27.6mm of Recall Costs in YTD 2016 and YTD 2017, respectively.

www.ironmountain.com Selected metric definitions are available in the Appendix 13

www.ironmountain.com Selected metric definitions are available in the Appendix 14 Reconciliation of Income (Loss) from Continuing Operations to Adjusted EBITDA (1) Includes realized and unrealized FX (gains) losses. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n X S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I Q2 2016 Q2 2017 % Change YTD 2016 YTD 2017 % Change Income (Loss) from Continuing Operations ($14,720) $83,148 n/a $48,321 $141,992 n/a Add / (Deduct): Interest Expense, Net 74,866 89,966 20.2% 141,928 176,021 24.0% Provision (Benefit) for Income Taxes 10,839 18,009 66.2% 22,739 27,229 19.7% Gain on Sale of Real Estate, Net of Tax - (1,563) n/a - (1,563) n/a Debt Extinguishment Expense 9,283 - n/a 9,283 - n/a Foreign Currency Transaction Losses (Gains)(1) 17,193 20,199 17.5% 4,651 16,035 n/a Other Expense (Income), Net (835) (39,565) n/a (230) (41,765) n/a Recall Costs 50,412 19,977 (60.4)% 68,739 40,548 (41.0)% Loss (Gain) on Disposal/Write-Dow n of PP&E (excluding Real Estate), Net (626) (216) (65.5)% (1,077) (675) (37.3)% Depreciation and Amortization 115,022 128,099 11.4% 202,226 252,806 25.0% Adjusted EBITDA $261,434 $318,054 21.7% $496,580 $610,628 23.0%

IRON MOUNTAIN

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Reported EPS - Fully Diluted from Continuing Operations	$ (0.06)	$ 0.30	n/a	$ 0.21	$ 0.53	n/a
Add (Deduct):						
Gain on Sale of Real Estate, Net of Tax	-	(0.01)	n/a	-	(0.01)	n/a
Income (Loss) Attributable to Noncontrolling Interests	-	0.01	n/a	-	0.01	n/a
Other (Income) Expense, Net	0.10	(0.07)	n/a	0.06	(0.10)	n/a
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	-	-	n/a	-	-	n/a
Recall Costs	0.20	0.08	(63.1)%	0.30	0.15	(49.0)%
Tax Impact of Reconciling Items and Discrete Tax Items[1]	(0.01)	(0.01)	n/a	(0.02)	(0.04)	n/a
Adjusted EPS - Fully Diluted from Continuing Operations	$ 0.24	$ 0.30	25.0%	$ 0.55	$ 0.54	(1.8)%

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) The difference between our effective tax rate and our structural tax rate (or adjusted effective tax rate) for the three and six months ended June 30, 2016 and 2017, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS was 17.2% for the three and six months ended June 30, 2016 and 21.3% for the three and six months ended June 30, 2017. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three months and YTD periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the YTD adjustment.

www.ironmountain.com Selected metric definitions are available in the Appendix 15

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Net Income (Loss)	**($13,133)**	**$81,122**	**n/a**	**$49,908**	**$139,629**	**n/a**
Add / (Deduct):						
Real Estate Depreciation	58,319	65,913		103,382	128,869	
Gain on Sale of Real Estate, Net of Tax	-	(1,563)		-	(1,563)	
FFO (NAREIT)	**$45,186**	**$145,472**	**n/a**	**$153,290**	**$266,935**	**74.1%**
Add / (Deduct):						
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(626)	(216)		(1,077)	(675)	
Foreign Currency Transaction (Gains) Losses[1]	17,193	20,199		4,651	16,035	
Debt Extinguishment Expense	9,283	-		9,283	-	
(Income) Other Expense, Net	(835)	(39,565)		(230)	(41,765)	
Tax Impact of Reconciling Items and Discrete Tax Items[2]	(1,467)	(3,288)		(3,478)	(11,494)	
(Income) Loss from Discontinued Operations, Net of Tax	(1,587)	2,026		(1,587)	2,363	
Recall Costs	50,412	19,977		68,739	40,548	
FFO (Normalized)	**$117,559**	**$144,605**	**23.0%**	**$229,591**	**$271,947**	**18.4%**
Add / (Deduct):						
Non-Real Estate Depreciation	35,211	36,402		65,538	73,038	
Amortization of Customer Relationship Intangible Assets	21,492	25,784		33,306	50,899	
Amortization of Deferred Financing Costs	2,903	3,969		5,652	7,875	
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees	3,157	2,748		6,100	5,906	
Non-Cash Rent Expense (Income)	(1,967)	3,908		(1,359)	5,888	
Stock-based Compensation Expense	9,028	8,543		15,913	15,092	
Reconciliation to Normalized Cash Taxes[3]	(7,628)	15,199		9,904	2,203	
Less:						
Non-Real Estate Investment[4]	7,754	5,672		13,798	11,746	
Real Estate and Non-Real Estate Maintenance CapEx[5]	16,524	18,404		27,802	33,083	
AFFO	**$155,477**	**$217,082**	**39.6%**	**$323,045**	**$388,019**	**20.1%**
Per Share Amounts (Fully Diluted Shares)						
FFO (NAREIT)	$0.18	$0.55	n/a	$0.67	$1.01	50.7%
FFO (Normalized)	$0.48	$0.55	14.6%	$1.00	$1.03	3.0%
Weighted Average Common Shares Outstanding - Basic	246,387	264,217	7.2%	228,957	264,036	15.3%
Weighted Average Common Shares Outstanding - Diluted	246,387	264,930	7.5%	230,029	264,870	15.1%

(1) Includes realized and unrealized FX (gains) losses.
(2) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(3) Our structural tax rate for purposes of calculation of Adjusted EPS and FFO (Normalized) was 21.3% for the three and six months ended June 20, 2017. For 2016, the structural tax rate was 17.2% for the three and six months ended June 30, 2016. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for both the three months and YTD periods. This may result in the current period adjustment plus prior reported quarterly adjustments to not sum to the YTD adjustment.
(4) Non-Real Estate Investment CapEx excludes Recall integration CapEx of $1.6mm and $7.6mm in Q2 2016 and Q2 2017, respectively. Also, excludes Recall integration CapEx of $1.9mm and $11.5mm in YTD 2016 and YTD 2017, respectively
(5) Maintenance CapEx excludes Recall integration maintenance expense of $0.1mm and $0.8mm in Q2 2016 and Q2 2017, respectively. Also, excludes Recall integration maintenance expense of $0.1mm and $1.4mm in YTD 2016 and YTD 2017, respectively.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 16

IRON MOUNTAIN

Reconciliation of Cash Flow from Operations to AFFO

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Cash Flow from from Operating Activities-Continuing Operations	**124,487**	**199,865**	**60.6%**	**205,605**	**322,040**	**56.6%**
Adjust for:						
Tax Impact of Reconciling Items and Discrete Tax Items Net of Deferred Tax[1]	2,423	(1,138)	n/a	6,424	(1,958)	n/a
Reconciliation to Normalized Cash Taxes	(7,628)	15,199	n/a	9,904	2,203	(77.8%)
Recall Costs	50,412	19,977	(60.4%)	68,739	40,548	(41.0%)
Working Capital Adjustments[2]	12,525	8,128	(35.1%)	76,289	74,497	(2.3%)
Non-Real Estate Investment CapEx[3]	(7,754)	(5,672)	(26.8)%	(13,798)	(11,746)	(14.9)%
Real Estate and Non-Real Estate Maintenance CapEx[4]	(16,524)	(18,404)	11.4%	(27,802)	(33,083)	19.0%
Other and FX[5]	(2,463)	(872)	(64.6)%	(2,317)	(4,482)	93.5%
AFFO	**$155,477**	**$217,082**	**39.6%**	**$323,045**	**$388,019**	**20.1%**

(1) Calculated as actual cash taxes less current tax provision and other one-time cash tax items, to reflect actual cash tax (impact)/benefit to AFFO.
(2) Working capital adjustments in Q2 2017 are driven primarily by changes in accounts receivables, taxes, accounts payable, employee benefit-related accruals, deferred rent and deferred revenue.
(3) Non-Real Estate Investment CapEx excludes $1.6mm and $7.6mm of Recall integration CapEx in Q2 2016 and Q2 2017, respectively. Also, excludes $1.9mm and $11.5mm of Recall integration CapEx in YTD 2016 and YTD 2017, respectively.
(4) Real Estate and Non-Real Estate Maintenance CapEx excludes $0.1mm and $0.8mm of Recall integration CapEx in Q2 2016 and Q2 2017, respectively. Also, excludes $0.1mm and $1.4mm of Recall integration CapEx in YTD 2016 and YTD 2017, respectively.
(5) Includes Large Volume Accounts ("LVA") amortization, impairment of long-term assets and foreign currency adjustments.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 17

IRON MOUNTAIN

Quarterly Revenue Growth Bridge ($mm)


7% Reported R$
8% C$ Normalized
$884
$8
$876
$57
$17
$950
Q2 2016 Revenue - Reported $
FX Impact at Q2 2017 FX Rates
Q2 2016 Revenue at Q2 2017 FX Rates
Benefit from Extra Month of Recall
IRM and Recall Combined Organic Revenue Growth
Q2 2017 Revenue - Reported $

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
18

IRON MOUNTAIN

Quarterly Normalized Adjusted EBITDA Bridge ($mm)


22% Reported R$
23% C$ Normalized
$261
$2
$259
$25
$12
$22
$318
Q2 2016 Adjusted EBITDA - Reported $
FX Impact at Q2 2017 FX Rates
Q2 2016 Adjusted EBITDA at Q2 2017 FX Rates - Normalized
Recall Synergies and Transformation
Benefit from Extra Month of Recall Net of Divestitures
IRM and Recall Adjusted EBITDA Growth
Q2 2017 Adjusted EBITDA - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
19

Quarterly Normalized Adjusted EPS Bridge


25% Reported
36% Normalized Comparison
$0.24
$0.02
$0.22
$0.07
$0.04
$0.07
$0.04
$0.04
$0.01
$0.30
Q2 2016 Adjusted EPS
Impact of Higher Share Count
Q2 2016 Adjusted EPS - Normalized for Share Count
Recall Synergies and Transformation
Benefit From Extra Month of Recall
IRM and Recall Growth Net of Divestitures
Increase in Interest Expense
Increase in D&A
Tax Rate Increase
Q2 2017 Adjusted EPS - Reported $

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
20

Storage and Service Reconciliation

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Total Storage Revenue	$538,682	$590,239	9.6%	$999,893	$1,162,518	16.3%
Add: Permanent withdrawal fees	5,848	6,016	2.9%	10,471	11,294	7.9%
Adjusted Storage Revenue	$544,530	$596,255	9.5%	$1,010,364	$1,173,812	16.2%
Total Service Revenue	$345,066	$359,567	4.2%	$634,545	$726,164	14.4%
Less: Permanent withdrawal fees	(5,848)	(6,016)	2.9%	(10,471)	(11,294)	7.9%
Adjusted Service Revenue	$339,218	$353,551	4.2%	$624,073	$714,870	14.5%
Storage Cost of Sales (COS)						
Storage COS excluding rent	69,824	70,438	0.9%	126,008	145,504	15.5%
Storage Rent	67,239	72,488	7.8%	118,060	145,295	23.1%
Total Storage COS	137,063	142,926	4.3%	244,068	290,799	19.1%
Service Cost of Sales (COS)						
Service COS excluding rent	255,248	263,016	3.0%	472,021	530,637	12.4%
Service Rent	3,006	3,269	8.7%	5,333	6,595	23.7%
Total Service COS	258,254	266,285	3.1%	477,355	537,232	12.5%
Recall Cost of Sales Expenses	331	5,073	n/a	331	12,960	n/a
Total COS	$395,648	$414,284	4.7%	$721,754	$840,991	16.5%
SG&A Costs						
Storage Overhead	34,170	33,696	(1.4%)	63,885	67,040	4.9%
Service Overhead	41,014	40,640	(0.9%)	77,911	81,232	4.3%
Corporate Overhead	90,273	86,491	(4.2%)	159,879	176,731	10.5%
Recall Costs Included in SG&A	50,081	14,904	(70.2%)	68,408	27,588	(59.7%)
Sales and Marketing	61,538	61,714	0.3%	114,759	125,020	8.9%
Total SG&A	$277,077	$237,445	(14.3%)	$484,843	$477,611	(1.5%)
Adjusted EBITDA						
Total Storage Adjusted EBITDA	373,297	419,633	12.4%	702,412	815,973	16.2%
Total Service Adjusted EBITDA	39,950	46,626	16.7%	68,807	96,406	40.1%
Less: Corporate Overhead and Sales and Marketing	(151,811)	(148,205)	(2.4%)	(274,638)	(301,751)	9.9%
Total Adjusted EBITDA	$261,434	$318,054	21.7%	$496,580	$610,628	23.0%

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
21

IRON MOUNTAIN

Storage Net Operating Income (NOI)

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Revenue from Storage Rental Activities						
Records Management	$425,107	$462,873	8.9%	$782,584	$913,345	16.7%
Data Protection	83,399	88,252	5.8%	157,895	175,711	11.3%
Other[1]	30,176	39,114	29.6%	59,414	73,462	23.6%
Total Storage Rental	**$538,682**	**$590,239**	**9.6%**	**$999,893**	**$1,162,518**	**16.3%**
Terminations/Permanent Withdraw al Fees	5,848	6,016	2.9%	10,471	11,294	7.9%
Total Revenue from Adjusted Storage Rental Activities	**$544,530**	**$596,255**	**9.5%**	**$1,010,364**	**$1,173,812**	**16.2%**
Less: Storage Rental Expenses						
Facility Costs[2]	125,480	132,837	5.9%	224,181	269,013	20.0%
Storage Rental Labor	4,069	2,917	(28.3)%	7,595	6,771	(10.9)%
Other Storage Rental Expenses	7,514	7,172	(4.6)%	12,292	15,015	22.2%
Storage Cost of Sales	**137,063**	**142,926**	**4.3%**	**244,068**	**290,799**	**19.1%**
Allocated Overhead[3]	34,170	33,696	(1.4)%	63,885	67,040	4.9%
Total Storage Rental Expenses	**171,233**	**176,622**	**3.1%**	**307,953**	**357,839**	**16.2%**
Total Storage Adjusted EBITDA	**$373,297**	**$419,633**	**12.4%**	**$702,412**	**$815,973**	**16.2%**
Total Storage Adjusted EBITDA Margin	68.6%	70.4%	180 bps	69.5%	69.5%	0 bps
Storage Rent	67,239	72,488	7.8%	118,060	145,295	23.1%
Storage Rental Expenses (excluding Storage Rent)	**$103,994**	**$104,134**	**0.1%**	**$189,893**	**$212,544**	**11.9%**
Storage Net Operating Income	**$440,536**	**$492,121**	**11.7%**	**$820,472**	**$961,268**	**17.2%**
Storage Net Operating Income Margin	80.9%	82.5%	160 bps	81.2%	81.9%	70 bps

(1) Includes Data Center, Fine Art Storage, Consumer Storage, Technology Escrow Services, Digital Storage, Fulfillment Services, Information Governance and Digital Solutions, Entertainment Services and other ancillary storage revenues.
(2) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(3) Refer to page 21 and Appendix for overhead allocations and definitions.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 22

IRON MOUNTAIN

Service Business Detail

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Service Operations Revenue by Product Line						
Records Management	$165,608	$163,395	(1.3)%	$309,316	$331,575	7.2%
Data Protection	44,136	40,665	(7.9)%	83,099	82,058	(1.3)%
Shredding	80,487	93,526	16.2%	143,083	188,159	31.5%
Other[1]	54,834	61,981	13.0%	99,046	124,372	25.6%
Total Service Revenue	**$345,066**	**$359,567**	**4.2%**	**$634,545**	**$726,164**	**14.4%**
Less: Terminations/Permanent Withdraw al Fees	5,848	6,016	2.9%	10,471	11,294	7.9%
Adjusted Service Revenue	**$339,218**	**$353,551**	**4.2%**	**$624,073**	**$714,870**	**14.5%**
Less: Service Expenses						
Facility Costs[2]	7,440	8,224	10.5%	12,933	16,302	26.1%
Service Labor	188,500	193,810	2.8%	354,002	390,116	10.2%
Other Service Expenses	62,314	64,251	3.1%	110,420	130,814	18.5%
Service Cost of Sales	**258,254**	**266,285**	**3.1%**	**477,355**	**537,232**	**12.5%**
Allocated Overhead[3]	41,014	40,640	(0.9)%	77,911	81,232	4.3%
Total Service Expenses	**299,268**	**306,925**	**2.6%**	**555,266**	**618,464**	**11.4%**
Total Service Adjusted EBITDA	**$39,950**	**$46,626**	**16.7%**	**$68,807**	**$96,406**	**40.1%**
Total Service Adjusted EBITDA Margin	11.8%	13.2%	140 bps	11.0%	13.5%	250 bps
Service Rent	3,006	3,269	8.7%	5,333	6,595	23.7%
Total Service Adjusted EBITDAR	**$42,956**	**49,895**	**16.2%**	**74,140**	**103,001**	**38.9%**
Total Service Adjusted EBITDAR Margin	12.7%	14.1%	140 bps	11.9%	14.4%	250 bps

(1) Includes Fulfillment Services, Information Governance and Digital Solutions, Technology Escrow Services, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to page 21 and Appendix for overhead allocations and definitions.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 23

IRON MOUNTAIN®

Gross Book Value of Real Estate Assets

	As of 6/30/2017
Real Estate Assets	
Storage Operations	
Land	$267,427
Buildings & Building Improvements	1,750,600
Leasehold Improvements	516,979
Racking	1,768,879
Construction In Progress	86,623
Total Storage Gross Book Value	**$4,390,508**
Service Operations	
Land	$8,868
Buildings & Building Improvements	60,656
Leasehold Improvements	51,499
Racking	164,517
Construction In Progress	2,164
Total Service Gross Book Value	**$287,704**
Total Real Estate Gross Book Value	**$4,678,211**
Non-Real Estate Assets	
All Other Non-Real Estate Assets Gross Book Value(1)	**1,148,326**
Total PP&E Gross Book Value	**$5,826,538**

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

(1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software.

www.ironmountain.com Selected metric definitions are available in the Appendix 24

www.ironmountain.com Selected metric definitions are available in the Appendix Lease Obligations(1) (1) Includes capital and operating lease obligations. (2) Reflects month to month leases and predominantly short term occupancies. Weighted Average Remaining Lease Obligations (exercise of all extension options): 11.6 years Thereafter 54.4% 2027 4.2% 2026 2.8% 2025 5.5% 2024 3.9% 2023 3.7% 2022 3.3% 2021 3.9% 2020 3.8% 2019 4.1% 2018 4.8% 2017 5.5% Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 25 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I (2)

IRON MOUNTAIN

Global Real Estate Portfolio[1]

(000s, except for number of buildings)

Top Ten Markets Owned, United States	Sq. Feet Owned
Northern New Jersey	2,099
Boston	1,428
Chicago	1,282
Dallas	1,075
Los Angeles	1,040
Houston	917
Philadelphia	858
New York	825
Baltimore / Washington	777
San Francisco Bay Area	742

Top Ten Markets Owned, International	Sq. Feet Owned
London, UK	1,102
Paris, France	807
Montreal, Canada	552
Buenos Aires, Argentina	470
Mexico City, Mexico	452
Toronto, Canada	434
Lima District, Peru	302
Edinburgh, UK	289
Singapore, Singapore	274
Calgary, Canada	270

	As of 3/31/2017					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	199	21,552	561	34,808	760	56,360
Europe[2]	58	3,529	299	12,084	357	15,613
Latin America	36	1,914	93	4,708	129	6,622
Asia	7	434	202	7,612	209	8,046
International	101	5,877	594	24,403	695	30,281
Total	300	27,429	1,155	59,212	1,455	86,641

	Q2 2017 Additions & Expansions					
	Owned Facilities		Leased Facilities[3]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	1	182	7	231	8	413
Europe[2]	-	-	5	181	5	181
Latin America	-	-	1	61	1	61
Asia	1	21	11	219	12	240
International	1	21	17	461	18	483
Total	2	203	24	692	26	895

	Q2 2017 Dispositions & Move Outs					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	(14)	(469)	(14)	(469)
Europe[2]	-	-	(36)	(843)	(36)	(843)
Latin America	-	-	(5)	(166)	(5)	(166)
Asia	-	-	(13)	(221)	(13)	(221)
International	-	-	(54)	(1,230)	(54)	(1,230)
Total	-	-	(68)	(1,699)	(68)	(1,699)

	As of 6/30/2017					
	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	200	21,734	554	34,570	754	56,304
Europe[2]	58	3,529	268	11,423	326	14,952
Latin America	36	1,914	89	4,602	125	6,516
Asia	8	455	200	7,611	208	8,066
International	102	5,898	557	23,635	659	29,534
Total	302	27,632	1,111	58,205	1,413	85,837
Total %	21.4%	32.2%	78.6%	67.8%		

(1) Includes real estate held in joint ventures.
(2) Includes South Africa.
(3) Out of the 24 leased building additions and expansions, 12 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 26

www.ironmountain.com Selected metric definitions are available in the Appendix Revenue from Rental Activities and Storage NOI per Racked Square Foot 27 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. (2) Excludes Revenue and NOI associated with Technology Escrow Services, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary storage revenue. (3) Includes South Africa. Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot(2) S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n ISquare Footage by Region As of June 30, 2017 North America Europe Latin America Asia Total Records Management Racked Space 40,749 10,633 4,869 4,474 60,725 Data Protection Racked Space 713 143 32 18 906 Other(1) 14,841 4,176 1,615 3,573 24,206 Total 56,304 14,952 6,516 8,066 85,837 Q2 2017 Annualized Revenue NOI North America Records Management $ per Sq Ft $29.28 $24.52 Data Protection $ per Sq Ft $362.20 $330.25 Europe(3) $36.50 $30.53 Latin America $37.54 $33.23 Asia $44.51 $39.27 Total $36.16 $30.88

www.ironmountain.com Selected metric definitions are available in the Appendix Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 6/30/2017 6464 130 5665 129 0 500 100 600 700 North America 430 -2.1% Total IRM 674 Asia -0.9% -1.4% +1.4% -12.6% 688 Latin America 424 Europe 100 600 700 800 500 0 84% 58 733 76 93% 85% 71 96%92% 87% Total IRMAsiaNorth America Europe 138 149 792 92% 85% 66 Latin America 466 85% 91% 500 Utilization and Capacity(3) (%) 1 6 11 2 6 13 70 90 60 20 10 80 0 +12.5% +9.4% +54.7%-2.2% Total IRM +8.8% Asia 80 87 67 Europe 61 North America Latin America 90 0 10 100 110 130 80 20 120 Total IRM 105 123 71% 84% 16 Latin America 87% 76% 74% 3 84% Asia 3 79 67%80% 88 7 North America Europe 52% 24 8 84% Data Protection Storage Portfolio (DPUs MM) As of 6/30/2017 (IRM Standalone) (2) (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10. Dispositions reflects business volume net of dispositions required by Recall transaction and sale of Russia / Ukraine business. (2) DPUs do not reflect data for Recall, because Recall’s unit of measurement for tapes is not consistent with Iron Mountain’s methodology. We are in the process of converting Recall’s data to be able to report DPUs. (3) We operate our storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. (4) Includes South Africa. 28 YoY Growth in Units Stored(1) (4) (4) (4) (4) S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n X S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I Q3 2016 Q4 2016Q2 2016 Q2 2017Q1 2017 Q2 2017 Total Potential Building Cap.Q2 2017 Total Installed Racking Cap.

IRON MOUNTAIN®

Customer Data

Iron Mountain provides storage and information management services to more than 230,000 customers in 52 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 95% of the Fortune 1000. No single customer accounted for more than 1% of revenues, or 2% of volume, and our top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to approximately 2% (on a volume basis), attributable to customer terminations.

North America Q2 2017 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
7%
Financial
14%
43%
Other (1)
9%
Legal
2%
Federal
17%
Healthcare

	YTD 2017	Full Year 2016	Full Year 2015	Full Year 2014
Customer Quality Metrics				
Volume Retention Rate (RM Global)	94.0%	92.6%	93.3%	93.7%
Bad Debt Expense as a % of Consolidated Revenues	0.1%	0.2%	0.5%	0.5%

	Q2 2017	YTD 2017
Turnover Expenditures (Storage Only)		
Sales, Marketing & Account Management	38,351	76,952
Customer Acquisition Costs(2)	7,107	28,510

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 29

www.ironmountain.com Selected metric definitions are available in the Appendix Debt Schedule 30 $189 $992 $250 $300 $1,000 $793 $654 $1,016 $343 Thereafter20262025202420232022 $709 2021202020192018 24% 76% Fixed vs. Floating Rate Debt at 6/30/17(4) Debt Maturity Schedule ($MM) Floating Rate Debt Fixed Rate Debt (1) Accounts Receivable securitization. (2) Option to extend revolving credit facility to 2020, subject to conditions specified in our credit agreement. (3) Includes $16mm and $50mm of mortgage notes payable in 2020 and 2026, respectively. (4) Adjusting to include capital lease and other international borrowings yields a ratio of 77% fixed and 23% floating. (2) Floating Rate Debt at 6/30/17 Fixed Rate Debt at 6/30/17 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X (3) (3) (1)

IRON MOUNTAIN®

Capitalization

Senior Subordinated and Senior Unsecured Notes (as of 6/30/2017)									
Type of Note	Senior Subordinated	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured
Issuance Date	8/7/12	8/13/13	8/13/13	9/18/14	9/29/15	5/27/16	5/27/16	9/15/16	5/18/17
Denomination	USD	CAD	USD	GBP	USD	USD	USD	CAD	EUR
Original Principal Amount (FX Rate on Issue Date)	$1,000,000	$193,720	$600,000	$654,960	$1,000,000	$500,000	$250,000	$189,537	$336,894
Exchange Rate at 6/30/2017	1.0000	0.7703	1.0000	1.3003	1.0000	1.0000	1.0000	0.7703	1.1423
Principal Amount at 6/30/2017	$1,000,000	$154,052	$600,000	$520,108	$1,000,000	$500,000	$250,000	$192,565	$342,699
Yield (on Issue Date)	5.750%	6.125%	6.000%	6.125%	6.000%	4.375%	5.375%	5.375%	3.000%
Maturity Date	8/15/24	8/15/21	8/15/23	9/15/22	10/1/20	6/1/21	6/1/26	9/15/23	1/15/25
Current Call Price	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/17	8/15/17	10/15/18	9/15/17	10/1/17	6/1/18	6/1/21	9/15/19	6/15/20
Next Call Price	102.875	103.063	103.000	104.594	103.000	102.188	102.688	104.031	101.500

Senior Credit Facility Debt Covenant Analysis (as of 6/30/2017)		
Metric	**Limit**	**Current**
Fixed Charge Ratio	≥ 1.5x	2.2x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.8x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.5x

Senior Credit Facility (as of 6/30/2017)	
Capacity	$1,975,000
Outstanding	$938,445
Letters of Credit	$53,623
Remaining Capacity	$982,932
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	3.23%
Maturity Date	7/3/19

Total Market Capitalization as of 6/30/2017	
# of Shares Outstanding	264,380
Share Price as of 6/30/2017	$34.36
Total Equity Value	$9,084,083
Total Debt, Net of Cash[(1)]	$6,227,355
Total Market Capitalization	**$15,311,438**
Net Debt to Total Market Capitalization	41%
Adj. EBITDA to Interest Expense	**3.5x**
Total Market Capitalization to Adjusted EBITDA	12.1x

Credit Ratings		
	S&P	**Moody's**
Corporate	**BB-**	**Ba3**
Senior Credit Facility	BB	Ba3
Senior Unsecured	**BB-**	**Ba3**
Senior Subordinated	B	B2

Total Debt Weighted Average Rates (as of 6/30/2017)	
Interest	**5.4%**
Maturity	4.7

(1) Total debt net of cash is calculated as current portion of long-term debt of $6,029mm plus long-term debt net of current portion of $423mm plus $66mm of deferred financing costs less cash and cash equivalents of $291mm.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com

Selected metric definitions are available in the Appendix

31

IRON MOUNTAIN®

Capital Expenditures and Investments

	Q2 2016	Q2 2017	% Change	YTD 2016	YTD 2017	% Change
Capital Expenditures[1] and Investments						
Real Estate:						
Investment[2][3]	$57,263	$71,187	24.3%	$109,163	$115,173	5.5%
Maintenance	12,573	14,099	12.1%	20,099	22,153	10.2%
	$69,836	$85,286	22.1%	$129,262	$137,326	6.2%
Non-Real Estate:						
Investment	$9,387	$13,273	41.4%	$15,731	$23,293	48.1%
Maintenance	4,064	5,085	25.1%	7,837	12,330	57.3%
	$13,451	$18,358	36.5%	$23,568	$35,623	51.2%
Innovation and Growth Investment:	$567	$3,960	n/a	$1,908	$8,342	n/a
Total Real Estate and Non-Real Estate Capital Expenditures and Innovation and Growth Investments	**$83,854**	**$107,604**	**28.3%**	**$154,738**	**$181,291**	**17.2%**
Net Change in Prepaid and Accrued Capital Expenditures	(1,041)	(15,599)	**n/a**	8,927	(16,084)	n/a
Total Cash Paid for Real Estate and Non-Real Estate Capital Expenditures and Innovation and Growth Investments	**82,813**	**92,005**	**11.1%**	**163,665**	**165,207**	**0.9%**
Business and Customer Acquisitions						
Business Acquisitions	$2,375	$42,705	n/a	$21,897	$59,768	n/a
Change in Business Acquisition Accruals and Cash Acquired	(222)	(16,669)		(404)	(21,545)	
Cash Paid for Acquisitions, Net of Cash Acquired, Excluding Recall	**$2,153**	**26,036**	**n/a**	**$21,493**	**38,223**	**77.8%**
Recall Acquisition Non-Cash Consideration	$1,834,983	-	n/a	$1,834,983	-	n/a
Recall Acquisition Cash	255,060	-	n/a	255,060	-	n/a
Total Recall Acquisition	**$2,090,043**	**-**	**n/a**	**$2,090,043**	**-**	**n/a**
Total Cash Paid for Acquisitions, Net of Cash Acquired	**257,213**	**26,036**	**(89.9)%**	**276,553**	**38,223**	**(86.2)%**
Acquisition of Customer Relationships	$5,175	$4,951	(4.3)%	$6,877	$22,722	n/a
Customer Inducements	5,296	3,202	(39.5)%	6,422	7,473	16.4%
Total Acquisition of Customer Relationships and Customer Inducements	**$10,471**	**$8,153**	**(22.1)%**	**$13,299**	**$30,195**	**n/a**
Change in Customer Acquisition Accruals	(983)	(1,046)	6.4%	3,447	**(1,685)**	n/a
Total Cash Paid for Acquisition of Customer Relationships and Customer Inducements	**9,488**	**7,107**	**(25.1%)**	**16,746**	**28,510**	**70.2%**
Total Capital Expenditures, Investments and Acquisitions[4]	**$2,181,447**	**$155,260**	**(92.9)%**	**$2,273,555**	**$263,781**	**(88.4)%**

(1) Includes Recall CapEx of $1.6mm and $11.3mm in Q2 2016 and Q2 2017, respectively. Also, includes Recall CapEx of $1.93mm and $17.6mm in YTD 2016 and YTD 2017, respectively.
(2) Includes $29.9mm and $22.7mm for data centers in Q2 2016 and Q2 2017, respectively. Also, includes $46.5mm and $42.5mm for data centers in YTD 2016 and YTD 2017, respectively.
(3) Includes Land, Buildings, Improvements, and Racking Structures.
(4) Excludes accrual adjustments and customer inducements.

Section I
Section II
Section III
Section IV
Section V
Section VI
Section VII
Section VIII
Section IX
Section X

www.ironmountain.com
Selected metric definitions are available in the Appendix
32

IRON MOUNTAIN®

Investments(1)

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Current Period	Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU(3)	Average Stabilization Period
Racking Installations(2)						
North America	$24,071	$6,543	$15,386	5,327	$2.39	
Europe	32,839	3,443	22,235	7,837	$2.24	
Latin America	7,763	961	3,732	5,946	$2.09	
Asia	21,242	4,015	10,898	16,986	$2.76	
Worldwide	**$85,916**	**$14,962**	**$52,251**	**36,096**	**$2.36**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU(3)	Average Stabilization Period
Building Development Projects(4)							
North America(5)	$16,892	$2,941	$10,338	-	88	$2.39	
Europe	2,954	13	2,751	368	22	$2.24	
Latin America	24,295	-	11,157	5,147	196	$2.09	
Asia	-	-	-	-	-	$2.76	
Worldwide	**$44,141**	**$2,954**	**$24,246**	**5,515**	**305**	**$2.36**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Expected IRRs
2017 Building Acquisitions			
North America	$21,760	217	10%
Europe	-	-	-
Latin America	-	-	-
Asia	-	-	-
Worldwide	**$21,760**	**217**	**10%**

2017 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$82,490	$0
Capital Consideration	$19,870	-
Stabilized Total Expected Investment	**$102,360**	**$0**
Estimated Annual Revenues	$26,025	-
Expected IRR Range	11% - 14%	-

Investment Reconciliation	Q2 Investments
Racking Installations	$14,962
Consolidation Related to Racking Installations	5,593
Building Development Projects	2,954
Total C$ Real Estate Investments	23,572
Data Centers	22,705
Other Real Estate Investment	27,941
Total FX Impact	(3,032)
Real Estate Investment	**$71,187**

(1) Based on 2017 C$ Budgeted FX Rates.
(2) Racking Installations exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $19.5mm, $5.6mm and $6.8mm, respectively.
(3) In USD R$. Q2 2017 has been normalized to reflect the Recall benefit and is calculated using a twelve month trailing historical average.
(4) Building Development Projects exclude consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $1.0mm, $0.1mm and $0.3mm, respectively.
(5) North America excludes racking investments for development projects that were initiated after 1/1/2017, racking investments associated with these projects are included in the table above.
(6) Reflects capital required primarily for integration.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 33

IRON MOUNTAIN®

Components of Value

Components	Q2 2017 Annualized NOI
North America	
Records Management	$999,302
Data Protection	235,535
Other	71,333
Europe[(1)]	327,206
Latin America	163,526
Asia	171,583
Total Storge NOI	$1,968,485

	Q2 2017 Service Adjusted EBITDAR
Service Adjusted EBITDAR[(2)]	$262,062
Annualized Recall Service Adjusted EBITDAR not included above[(3)]	1,153
Total Service Adjusted EBITDAR	$263,215

	Balance at 6/30/2017
Cash, Cash Equivalents & Other Tangible Assets[(4)]	$1,205,876
Quarterly Building & Racking Investment, not reflected in NOI	$17,916
Customer Acquisition Consideration	$4,951
Less:	
Debt, Gross Book Value[(5)]	$6,452,223
Non-Controlling Interests	$1,509
Annualized Rental Expense	$303,028
Estimated Tax Liability	$84,854

(1) Includes South Africa.
(2) Trailing four quarter prior to rental expense.
(3) Estimated adjustment to annualize for Recall Service EBITDAR.
(4) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets and Prepaid Expenses.
(5) Calculated as current portion of Long-Term Debt of $423mm plus Long-Term Debt net of current portion of $6,029mm.

Section I | Section II | Section III | Section IV | Section V | Section VI | Section VII | Section VIII | Section IX | Section X

www.ironmountain.com Selected metric definitions are available in the Appendix 34

IRON MOUNTAIN

Appendix: Q1-Q4 Reconciliation to AFFO

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Full Year 2016
Net Income	**$63,041**	**($13,133)**	**$7,799**	**$49,526**	**$107,233**
Add:					
Real Estate Depreciation	45,063	58,319	61,655	61,221	226,258
Gain on Sale of Real Estate, Net of Tax[1]	-	-	(325)	(1,855)	(2,180)
FFO (NAREIT)	**$108,104**	**$45,186**	**$69,129**	**$108,892**	**$331,311**
Add:					
(Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net	(451)	(626)	(55)	2,543	1,412
Foreign Currency Transaction (Gains) Losses[1]	(12,542)	17,193	10,685	5,077	20,413
Debt Extinguishment Expense	-	9,283	-	-	9,283
(Income) Other Expense, Net	605	(835)	12,616	2,218	14,604
Tax Impact of Reconciling Items and Discrete Tax Items[2]	577	(4,055)	5,245	(16,786)	(15,019)
(Income) Loss from Discontinued Operations, Net of Tax	-	(1,587)	(2,041)	275	(3,353)
Recall Costs	18,327	50,412	34,133	29,072	131,944
FFO (Normalized)[2]	**$114,620**	**$114,971**	**$129,714**	**$131,290**	**$490,595**
Add:					
Non-Real Estate Depreciation	30,327	35,211	36,706	37,024	139,268
Amortization of Customer Relationship Intangible Assets	11,814	21,492	26,310	27,184	86,800
Amortization of Deferred Financing Costs	2,749	2,903	3,588	3,911	13,151
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees	2,943	3,157	2,946	3,171	12,217
Non-Cash Rent Expense (Income)	608	(1,967)	389	(1,116)	(2,086)
Stock-based Compensation Expense	6,885	9,028	5,957	7,106	28,976
Reconciliation to Normalized Cash Taxes[2][3]	14,944	(5,040)	341	5,881	16,127
Less:					
Non-Real Estate Investment[4]	6,044	7,754	7,655	11,243	32,696
Real Estate and Non-Real Estate Maintenance CapEx[5]	11,278	16,524	21,950	33,358	83,110
AFFO	**$167,566**	**$155,477**	**$176,346**	**$169,851**	**$669,240**
Per Share Amounts (Fully Diluted Shares)					
FFO (NAREIT)	$0.44	$0.18	$0.26	$0.41	$1.35
FFO (Normalized)	$0.47	$0.47	$0.49	$0.50	$1.98
Weighted Average Common Shares Outstanding - Basic	246,387	246,387	263,269	263,528	246,178
Weighted Average Common Shares Outstanding - Diluted	246,387	246,387	264,502	264,506	247,267

(1) Includes realized and unrealized FX (gains) losses.
(2) The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate structural tax rate for the current quarter.
(3) Represents actual cash taxes less current tax provision and other one-time cash tax items.
(4) Non-Real Estate Investment CapEx excludes Recall integration CapEx of $0.3mm, $1.6mm, $4.6mm and $3.2mm in Q1 2016, Q2 2016, Q3 2016 and Q4 2016, respectively.
(5) Maintenance CapEx excludes Recall Maintenance of $0.1mm, $0.3mm and $0.8mm in Q2 2016, Q3 2016 and Q4 2016, respectively.

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www.ironmountain.com Selected metric definitions are available in the Appendix 35

IRON MOUNTAIN
Appendix

Non-GAAP Measures

Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America ("GAAP"), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Adjusted Earnings Per Share, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) other expense (income), net; (5) Recall Costs (as defined below); and (6) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Adjusted Funds From Operations, or AFFO

AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship intangible assets, deferred financing costs and permanent withdrawal fees, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less maintenance capital expenditures and non-real estate investments, excluding Recall integration capital expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Recall Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures (continued) Adjusted EBITDA and Adjusted EBITDA Margin Adjusted EBITDA is defined as (loss) income from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net; (iv) gain on sale of real estate, net of tax; and (v) Recall Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, (loss) income from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding depreciation on real estate assets and gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well- maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) other (income) expense, net; (4) Recall Costs; (5) the tax impact of reconciling items and discrete tax items; (6) loss (income) from discontinued operations, net of tax; and (7) loss (gain) on sale of discontinued operations, net of tax. 37 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Non-GAAP Measures (continued) FFO (Normalized) per share FFO (Normalized) divided by weighted average fully-diluted shares outstanding. Service Adjusted EBITDA Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Service Adjusted EBITDAR Service Adjusted EBITDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted EBITDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Adjusted EBITDA Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 38 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides records and information management services, including the storage of physical records, including media such as microfilm and microfiche, master audio and videotapes, film, x-rays and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); Destruction; and Information Governance and Digital Solutions throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European Business – Our Western European Business segment provides records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout Austria, Belgium, France, Germany, Ireland, the Netherlands, Spain, Switzerland and the United Kingdom (consisting of our operations in England, Northern Ireland and Scotland), as well as Information Governance and Digital Solutions in Sweden (the remainder of our business in Sweden is included in the Other International Business segment described on the following page). 39 S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

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Definitions (continued)

Other International Business – Our Other International Business segment provides records and information management services throughout the remaining European countries in which we operate, Latin America, Asia and Africa. Our European operations included in this segment provide records and information management services, including Records Management, Data Protection & Recovery and Information Governance and Digital Solutions throughout the Czech Republic, Denmark, Finland, Greece, Hungary, Norway, Poland, Romania, Serbia, Slovakia, and Turkey, as well as Russia and Ukraine until May 30, 2017; Records Management and Information Governance and Digital Solutions in Estonia, Latvia and Lithuania; and Records Management in Sweden. Our Latin America operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia operations provide records and information management services, including Records Management, Data Protection & Recovery, Destruction and Information Governance and Digital Solutions throughout Australia and New Zealand, with Records Management and Data Protection & Recovery also provided in certain markets in China (including Macau and Taiwan), Hong Kong-SAR, India, Indonesia, Malaysia, the Philippines, South Korea, Singapore and Thailand. Our African operations provide Records Management, Data Protection & Recovery and Information Governance and Digital Solutions in South Africa. Our Middle East operations provide Records Management and Data Protection & Recovery in the United Arab Emirates.

Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Businesses operating segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes stock-based employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan.

Capacity Measures

Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility.

Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity.

Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs.

Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity.

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 41 Definitions (continued) Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Real estate assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer- inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of core products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. Maintenance – Non-real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally- developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance. Innovation and Growth Investment: Discretionary capital expenditures in significant new products and services in new, existing or adjacent business opportunities. Prior to Q1 2017, Innovation and Growth Investment was included in Non-Real Estate Investment. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 42 Definitions (continued) Capital Expenditures and Investments (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are a non-GAAP measure calculated by translating the 2016 results at the 2017 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Inducements – Represents Move Costs and Permanent Withdrawal Fees. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Africa, Latin America, Asia) and product (Records Management or Data Protection). S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

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Definitions (continued)

Internal Revenue Growth – Our internal revenue growth rate, which is a non-GAAP measure, represents the weighted average year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. The revenues generated by Recall have been integrated with our existing revenues and it is impracticable for us to determine actual Recall revenue contribution. Therefore, our internal revenue growth rates exclude the impact of revenues associated with the Recall Transaction based upon forecasted or budgeted Recall revenues beginning in the third quarter of 2016. Our internal revenue growth rate includes the impact of acquisitions of customer relationships.

Investment in Current Period – Spend within the quarter being reported.

Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations plus eight times rent expense.

Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters' total activity by the ending balance of the same prior-year period.

Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent.

Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship.

Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects.

Recall Costs – Represents operating expenditures associated with the Recall Transaction, including: (i) advisory and professional fees to complete the Recall Transaction; (ii) costs associated with the Divestments required in connection with receipt of regulatory approvals (including transitional services); and (iii) costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, as well as certain costs associated with our shared service center initiative for our finance, human resources and information technology functions ("Recall Costs").

REIT Countries – Countries where we operate that have been converted into a qualified REIT subsidiary and taxable REIT subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

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www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 44 Definitions (continued) Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Tax Rates Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X

www.ironmountain.com Selected metric definitions are available in the Appendix Appendix 45 Definitions (continued) Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy, which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. S e c t i o n   V I I I S e c t i o n I X S e c t i o n V I I S e c t i o n V I S e c t i o n V S e c t i o n I V S e c t i o n I I I S e c t i o n I I S e c t i o n I S e c t i o n X